CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 21, 2007, relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of Mellon Institutional Funds Investment Trust (consisting of The Boston Company Large Cap Core Fund, The Boston Company Small Cap Value Fund, The Boston Company Small Cap Value Fund II, The Boston Company Small Cap Growth Fund, The Boston Company Small/Mid Cap Growth Fund, The Boston Company Small Cap Tax-Sensitive Equity Fund, The Boston Company Emerging Markets Core Equity Fund, The Boston Company International Core Equity Fund, The Boston Company International Small Cap Fund, Standish Mellon Intermediate Tax Exempt Bond Fund, Mellon Capital Large Cap Growth Fund, formerly Mellon Equity Large Cap Growth Fund, and Mellon Capital Micro Cap Fund (formerly Mellon Equity Micro Cap Fund) and of our report dated December 4, 2007 relating to the financial statements and financial highlights which appear in the September 30, 2007 Annual Report to Shareholders of Mellon Institutional Funds Investment Trust (consisting of Newton International Equity Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Funds' Service Providers" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 29, 2008